Exhibit (a)(1)(L)

Form of Option Exchange Reminder Emails

August 7, 2003 - One Week After Offer to Exchange Program Commences

We have just completed week one of RadiSys' Stock Option Exchange Program (the "Exchange Program"). The offer to exchange your eligible stock options under the terms/conditions of the Exchange Program will expire at 9:00 p.m. Pacific Time (U.S.) on Wednesday, August 27, 2003.

To learn more about the Exchange Program, visit the Mellon web site at https://www.corporate-action.net/RadiSys. You will need your Personal Identification Number (PIN) sent to you by Mellon at your RadiSys e-mail address on July 31, 2003.

From this web site, you are able to:

>>    Access information to help you understand the details of the Exchange
      Program.

>> View your RadiSys stock option history and exchange ratio for stock options eligible for exchange under the Exchange Program.

>>    Make your election if you choose to participate in the Exchange Program.

>> Print your Election Confirmation should you choose to participate in the Exchange Program.

>>    Log back on to verify or to change your election decision.

If you have questions, please call:

Mellon Investor Services
Monday through Friday
5:00 a.m. to 4:00 p.m. Pacific Time (U.S.)
888-256-2709 (Calling from within the U.S.)
+ 201-329-8905 (Calling from outside the U.S.)

If you require a translator, a customer service representative will connect you with one and answer any questions you have.

If you have lost your PIN, please call Mellon Investor Services and it will be provided to you again.

Marlene Barclay
Compensation/Benefits/HRIS Manager
Telephone:  (503) 615-1351

August 11, 2003 - Two Weeks After Program Commences

We are entering into week two of RadiSys' Stock Option Exchange Program (the "Exchange Program"). The offer to exchange your eligible stock options under the terms/conditions of the Exchange Program will expire at 9:00 p.m. Pacific Time (U.S.) on Wednesday, August 27, 2003.

To learn more about the Exchange Program, visit the Mellon web site at https://www.corporate-action.net/RadiSys. You will need your Personal Identification Number (PIN) sent to you by Mellon at your RadiSys e-mail address on July 31, 2003.

From this web site, you are able to:

>>    Access information to help you understand the details of the Exchange
      Program.

>> View your RadiSys stock option history and exchange ratio for stock options eligible for exchange under the Exchange Program.

>>    Make your election if you choose to participate in the Exchange Program.

>> Print your Election Confirmation should you choose to participate in the Exchange Program.

>>    Log back on to verify or to change your election decision.

If you have questions, please call:

Mellon Investor Services
Monday through Friday
5:00 a.m. to 4:00 p.m. Pacific Time (U.S.)
888-256-2709 (Calling from within the U.S.)
+ 201-329-8905 (Calling from outside the U.S.)

If you require a translator, a customer service representative will connect you with one and answer any questions you have.

If you have lost your PIN, please call Mellon Investor Services and it will be provided to you again.

August 25, 2003 - Three Days Before Expiration Date on 8/27/03

This Wednesday, August 27, 2003 at 9:00 p.m. Pacific Time (U.S.) is the last day to elect to exchange your eligible options as part of RadiSys' Stock Option Exchange Program.

To learn more about the Exchange Program, visit the Mellon web site at https://www.corporate-action.net/RadiSys. You will need your Personal Identification Number (PIN) sent to you by Mellon at your RadiSys e-mail address on July 31, 2003.

From this web site, you are able to:

>>    Access information to help you understand the details of the Exchange
      Program.

>> View your RadiSys stock option history and exchange ratio for stock options eligible for exchange under the Exchange Program.

>>    Make your election if you choose to participate in the Exchange Program.

>> Print your Election Confirmation should you choose to participate in the Exchange Program.

>>    Log back on to verify or to change your election decision.

If you have questions, please call:

Mellon Investor Services
Monday through Friday
5:00 a.m. to 4:00 p.m. Pacific Time (U.S.)
888-256-2709 (Calling from within the U.S.)
+ 201-329-8905 (Calling from outside the U.S.)

If you require a translator, a customer service representative will connect you with one and answer any questions you have.

If you have lost your PIN, please call Mellon Investor Services and it will be provided to you again.